UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2011

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)
(408) 240-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

On June 28, 2011, the European Commission (the “Commission”) granted clearance under Council Regulation (EC) No. 139/2004 of 20 January 2004 of the Council of the European Union to the acquisition by Total Gas & Power USA, SAS, a société par actions simplifiée organized under the laws of the Republic of France (“Purchaser”), and a wholly owned indirect subsidiary of Total S.A., a société anonyme organized under the laws of the Republic of France ("Total"), of up to 60% of the outstanding shares of Class A common stock and 60% of the outstanding shares of the Class B common stock of SunPower Corporation (the “Shares”). As previously disclosed, Purchaser's tender offer for the Shares was completed on June 14, 2011. As a result of the Commission clearance, Purchaser is permitted to exercise voting rights over the Shares, including vote for the election of directors to SunPower Corporation's board of directors. Purchaser is also permitted to fully exercise its rights under the Affiliation Agreement between SunPower Corporation and Purchaser, dated April 28, 2011, as amended. The Credit Support Agreement between SunPower Corporation and Total, dated April 28, 2011, as amended, and the Research & Collaboration Agreement between SunPower Corporation and Purchaser, dated April 28, 2011, as amended, both became effective following the Commission clearance on June 28, 2011. The description of the tender offer transaction and the change in control contained in Item 5.01 of SunPower Corporation's Form 8-K filed with the Securities and Exchange Commission on June 15, 2011 and June 21, 2011 are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: June 29, 2011	By:	/S/ DENNIS V. ARRIOLA
	Name:	Dennis V. Arriola
	Title:	Executive Vice President and Chief Financial Officer